Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinzcompany.com	ir@kraftheinzcompany.com
KRAFT HEINZ REPORTS FIRST QUARTER 2017 RESULTS

•	Q1 net sales decreased 3.1%; Organic Net Sales(1) decreased 2.7% including Easter shift and other factors in North America affecting comparisons with prior year

•	Q1 net income attributable to common shareholders decreased 0.3%; Adjusted EBITDA(1) decreased 2.4% on a constant currency basis

•	Q1 diluted EPS of $0.73 was flat to the prior year; Adjusted EPS(1) increased to $0.84 from $0.73 the prior year

PITTSBURGH & CHICAGO - May 3, 2017 - The Kraft Heinz Company (NASDAQ: KHC) (“Kraft Heinz” or the “Company”) today reported first quarter 2017 financial results that primarily reflected lower consumption versus the prior-year period in North America, offset by significant gains from cost savings initiatives and benefits from the redemption of preferred stock in the prior year.

“Although our top line results in the first quarter reflect a slow start to the year, we remain on track with our key initiatives,” said Kraft Heinz CEO Bernardo Hees. “We are delivering product innovations, renovations and geographic expansion that positions Kraft Heinz to drive organic sales growth for the balance of 2017 and beyond. We also have good visibility on costs, savings and what we must do to deliver another year of profitable growth for The Kraft Heinz Company.”

Q1 2017 Financial Summary

	For the Three Months Ended		Year-over-year Change
	April 1, 2017	April 3, 2016	Actual	Impact of Currency		Organic
	(in millions, except per share data)
Net sales	$6,364	$6,570	(3.1)%	(0.4	) pp	(2.7)%
Operating income	1,551	1,513	2.5%
Net income/(loss) attributable to common shareholders	893	896	(0.3)%
Diluted EPS	$0.73	$0.73	—%
Adjusted EBITDA(1)	1,885	1,951	(3.4)%	(1.0	) pp
Adjusted EPS(1)	$0.84	$0.73	15.1%
Net sales were $6.4 billion, down 3.1 percent versus net sales for the year-ago period, including an unfavorable 0.4 percentage point impact from currency. Organic Net Sales decreased 2.7 percent versus the year-ago period. Pricing increased 1.0 percentage points as price increases in Rest of World markets, primarily Latin America, as well as the United States more than offset an unfavorable impact from promotional timing versus the prior-year period, particularly in Canada and Europe. Volume/mix decreased 3.7 percentage points as declines in North America more than offset growth in Rest of World markets and Europe.
Net income attributable to common shareholders decreased to $893 million and diluted EPS of $0.73 was flat to the prior-year period. Adjusted EBITDA decreased 3.4 percent versus the year-ago period to $1.9 billion, including an unfavorable 1.0 percentage point impact from currency. Excluding the impact of currency, Adjusted EBITDA declined primarily reflecting incremental gains from cost savings initiatives(2) that were more than offset by net sales declines in the United States and Canada versus the prior-year period and business investments in Rest of World markets. Adjusted EPS increased 15.1 percent versus the year-ago period to $0.84, primarily due to benefits from the refinancing of Series A Preferred Stock.

Q1 2017 Business Segment Highlights
United States

	For the Three Months Ended		Year-over-year Change
	April 1, 2017	April 3, 2016	Actual	Impact of Currency	Organic
	(in millions)
Net sales	$4,552	$4,715	(3.5)%	0.0 pp	(3.5)%
Segment Adjusted EBITDA	1,472	1,493	(1.4)%	0.0 pp
United States net sales were $4.6 billion, down 3.5 percent versus the year-ago period. Pricing increased 0.7 percentage points primarily due to price increases in cheese. Volume/mix decreased 4.2 percentage points from a combination of consumption weakness across categories, primarily driven by calendar shifts, as well as select distribution losses in the club channel. The categories most affected by these factors were foodservice, cheese, meats and nuts. These declines were partially offset by continued growth from Lunchables, and innovation-led growth in frozen meals and macaroni and cheese.
United States Segment Adjusted EBITDA decreased 1.4 percent versus the year-ago period to $1.5 billion, primarily reflecting gains from cost savings initiatives and pricing that were more than offset by the decline in volume/mix as well as unfavorable key commodity(3) costs, particularly coffee and meats.

Canada

	For the Three Months Ended		Year-over-year Change
	April 1, 2017	April 3, 2016	Actual	Impact of Currency	Organic
	(in millions)
Net sales	$443	$504	(12.2)%	2.7 pp	(14.9)%
Segment Adjusted EBITDA	126	151	(16.6)%	2.2 pp
Canada net sales were $443 million, down 12.2 percent versus the year-ago period, despite a favorable 2.7 percentage point impact from currency. Organic Net Sales decreased 14.9 percent versus the year-ago period primarily reflecting later implementation of go-to-market agreements with key retailers. Pricing was down 1.0 percentage points due to changes in promotional spending levels versus the prior year. Volume/mix decreased 13.9 percentage points driven by a combination of reduced in-store activity and discontinuation of certain products at retail. The categories most affected by these factors were cheese and coffee.

Canada Segment Adjusted EBITDA decreased 16.6 percent versus the year-ago period to $126 million, including a favorable 2.2 percentage point impact from currency, as incremental cost savings were more than offset by the impact of net sales declines versus the prior year.

Europe

	For the Three Months Ended		Year-over-year Change
	April 1, 2017	April 3, 2016	Actual	Impact of Currency	Organic
	(in millions)
Net sales(4)	$543	$583	(6.8)%	(6.6) pp	(0.2)%
Segment Adjusted EBITDA(4)(5)	170	180	(5.6)%	(10.2) pp
Europe net sales were $543 million, down 6.8 percent versus the year-ago period, including a negative 6.6 percentage point impact from currency. Organic Net Sales were 0.2 percent lower than the year-ago period. Pricing decreased 0.6 percentage points, primarily reflecting promotional timing in the UK and Italy. Volume/mix increased 0.4 percentage points as growth of condiments and sauces in the UK was partially offset by ongoing consumption weakness in Italy and the Netherlands.
Europe Segment Adjusted EBITDA decreased 5.6 percent versus the year-ago period to $170 million, including an unfavorable 10.2 percentage point impact from currency. Excluding the impact of currency, Segment Adjusted EBITDA increased 4.6 percent versus the year-ago period as manufacturing savings were partially offset by higher input costs in local currency.

Rest of World(6)

	For the Three Months Ended		Year-over-year Change
	April 1, 2017	April 3, 2016	Actual	Impact of Currency	Organic
	(in millions)
Net sales(4)	$826	$768	7.5%	(0.6) pp	8.1%
Segment Adjusted EBITDA(4)	146	166	(11.8)%	(2.7) pp
Rest of World net sales were $826 million, increasing 7.5 percent versus the year-ago period, despite an unfavorable currency impact of 0.6 percentage points. Organic Net Sales increased 8.1 percent versus the year-ago period. Pricing increased 5.1 percentage points, primarily driven by pricing to offset higher input costs in local currency, particularly in Latin America. Volume/mix increased 3.0 percentage points driven by favorable holiday-related shipment timing in Indonesia, ongoing growth in China, as well as continued growth in condiments and sauces in Latin America. This growth was partially offset by the impact of distributor network realignment in several markets.
Rest of World Segment Adjusted EBITDA decreased 11.8 percent versus the year-ago period to $146 million, including an unfavorable 2.7 percentage point impact from currency. Excluding currency impacts, Segment Adjusted EBITDA declined as Organic Net Sales growth was more than offset by business investments to support growth and higher input costs in local currency.

End Notes

(1)
Organic Net Sales, Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)	Cost savings initiatives include the Company's integration, restructuring and ongoing productivity efforts.

(3)	The Company's key commodities in the United States and Canada are dairy, meat, coffee and nuts.

(4)
In the fourth quarter of 2016, the Company moved the Russia business from the Rest of World segment (as defined below) to the Europe segment. This change resulted in reclassification of net sales from the Rest of World segment to the Europe segment of $30 million and Segment Adjusted EBITDA of $1 million for the first quarter ended April 3, 2016.

(5)
In the fourth quarter of 2016, management of our Global Procurement Office ("GPO") moved from one of our European subsidiaries to our global headquarters. This change resulted in the reclassification of Segment Adjusted EBITDA from the Europe segment to general corporate expenses of $2 million for the first quarter ended April 3, 2016.

(6)	Rest of World is comprised of two operating segments: Latin America; and Asia Pacific, Middle East and Africa (“AMEA”).
Webcast and Conference Call Information
A webcast of The Kraft Heinz Company's first quarter 2017 earnings conference call will be available at ir.kraftheinzcompany.com. The call begins today at 5:00 p.m. Eastern Time.

ABOUT THE KRAFT HEINZ COMPANY
The Kraft Heinz Company (NASDAQ: KHC) is the fifth-largest food and beverage company in the world. A globally trusted producer of delicious foods, The Kraft Heinz Company provides high quality, great taste and nutrition for all eating occasions whether at home, in restaurants or on the go. The Company’s iconic brands include Kraft, Heinz, ABC, Capri Sun, Classico, Jell-O, Kool-Aid, Lunchables, Maxwell House, Ore-Ida, Oscar Mayer, Philadelphia, Planters, Plasmon, Quero, Weight Watchers Smart Ones and Velveeta. The Kraft Heinz Company is dedicated to the sustainable health of our people, our planet and our Company. For more information, visit www.kraftheinzcompany.com.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “expect,” "remain," "visibility," "execute," “expand,” "drive," "deliver," “believe,” “will,” "focus," and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, objectives, pipeline, visibility, initiatives, opportunities, capabilities, investments, execution and growth. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increased competition; the Company's ability to maintain, extend and expand its reputation and brand image; the Company's ability to differentiate its products from other brands; the consolidation of retail customers; the Company's ability to predict, identify and interpret changes in consumer preferences and demand; the Company's ability to drive revenue growth in its key product categories, increase its market share or add products; an impairment of the carrying value of goodwill or other indefinite-lived intangible assets; volatility in commodity, energy and other input costs; changes in the Company's management team or other key personnel; the Company's inability to realize the anticipated benefits from the Company's cost savings initiatives; changes in relationships with significant customers and suppliers; execution of the Company's international expansion strategy; changes in laws and regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; failure to successfully integrate the business and operations of the Company in the expected time frame; the Company's ability to complete or realize the benefits from potential and completed acquisitions, alliances, divestitures or joint ventures; economic and political conditions in the nations in which the Company operates; the volatility of capital markets; increased pension, labor and people-related expenses; volatility in the market value of all or a portion of the derivatives that the Company uses; exchange rate fluctuations; disruptions in information technology networks and systems; the Company's inability to protect intellectual property rights; impacts of natural events in the locations in which the Company or its customers, suppliers or regulators operate; the Company's indebtedness and ability to pay such indebtedness; tax law changes or interpretations; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission (the “SEC”). The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
To supplement the financial information, the Company has presented Organic Net Sales, Adjusted EBITDA, and Adjusted EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of acquisitions, currency, divestitures and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following the Company's June 28, 2015 currency devaluation, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), net, provision for/(benefit from) income taxes; in addition to these adjustments, the Company excludes, when they occur, the impacts of depreciation and amortization (excluding integration and restructuring expenses) (including amortization of postretirement benefit plans prior service credits), integration and restructuring expenses, merger costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, nonmonetary currency devaluation (e.g., remeasurement gains and losses), and equity award compensation expense (excluding integration and restructuring expenses). The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following the Company's June 28, 2015 devaluation of the Venezuelan bolivar and remeasurement of assets and liabilities of its Venezuelan subsidiary, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of integration and restructuring expenses, merger costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, and nonmonetary currency devaluation (e.g., remeasurement gains and losses), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations for the relevant periods.

	Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended
	April 1, 2017	April 3, 2016
Net sales	$6,364	$6,570
Cost of products sold(a)	4,063	4,192
Gross profit	2,301	2,378
Selling, general and administrative expenses(b)	750	865
Operating income	1,551	1,513
Interest expense	313	249
Other expense/(income), net	(12)	(8)
Income/(loss) before income taxes	1,250	1,272
Provision for/(benefit from) income taxes	359	372
Net income/(loss)	891	900
Net income/(loss) attributable to noncontrolling interest	(2)	4
Net income/(loss) attributable to common shareholders	$893	$896

Basic shares outstanding	1,217	1,215
Diluted shares outstanding	1,229	1,225

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.73	$0.74
Diluted earnings/(loss) per share	0.73	0.73

(a) Integration and restructuring expenses recorded in cost of products sold were $103 million in the first quarter of 2017 ($71 million after-tax) and $181 million in the first quarter of 2016 ($122 million after-tax).

(b) Integration and restructuring expenses recorded in selling, general and administrative expenses were $45 million in the first quarter of 2017 ($30 million after-tax) and $79 million in the first quarter of 2016 ($53 million after-tax).

				Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Impact of Currency	Organic Net Sales	Price	Volume/Mix
April 1, 2017
United States	$4,552	$—	$4,552
Canada	443	14	429
Europe	543	(39)	582
Rest of World	826	10	816
	$6,364	$(15)	$6,379

April 3, 2016
United States	$4,715	$—	$4,715
Canada	504	—	504
Europe(a)	583	—	583
Rest of World(a)	768	13	755
	$6,570	$13	$6,557

Year-over-year growth rates
United States	(3.5)%	0.0 pp	(3.5)%	0.7 pp	(4.2) pp
Canada	(12.2)%	2.7 pp	(14.9)%	(1.0) pp	(13.9) pp
Europe(a)	(6.8)%	(6.6) pp	(0.2)%	(0.6) pp	0.4 pp
Rest of World(a)	7.5%	(0.6) pp	8.1%	5.1 pp	3.0 pp
Kraft Heinz	(3.1)%	(0.4) pp	(2.7)%	1.0 pp	(3.7) pp

(a) In the fourth quarter of 2016, the Company moved the Russia business from the Rest of World segment to the Europe segment. This change resulted in reclassification of net sales from the Rest of World segment to the Europe segment of $30 million for the first quarter ended April 3, 2016.

	Schedule 3
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (in millions) (Unaudited)
	For the Three Months Ended
	April 1, 2017	April 3, 2016
Net income/(loss)	$891	$900
Interest expense	313	249
Other expense/(income), net	(12)	(8)
Provision for/(benefit from) income taxes	359	372
Operating income	1,551	1,513
Depreciation and amortization (excluding integration and restructuring expenses)	132	161
Integration and restructuring expenses	148	260
Merger costs	—	15
Unrealized losses/(gains) on commodity hedges	42	(8)
Nonmonetary currency devaluation	—	1
Equity award compensation expense (excluding integration and restructuring expenses)	12	9
Adjusted EBITDA	$1,885	$1,951

Segment Adjusted EBITDA:
United States	$1,472	$1,493
Canada	126	151
Europe(a)(b)	170	180
Rest of World(a)	146	166
General corporate expenses(b)	(29)	(39)
Adjusted EBITDA	$1,885	$1,951
(a)In the fourth quarter of 2016, the Company moved the Russia business from the Rest of World segment to the Europe segment. This change resulted in the reclassification of Segment Adjusted EBITDA from the Rest of World segment to the Europe segment of $1 million for the first quarter ended April 3, 2016.
(b)In the fourth quarter of 2016, management of our GPO moved from one of our European subsidiaries to our global headquarters. This change resulted in the reclassification of Segment Adjusted EBITDA from the Europe segment to general corporate expenses of $2 million for the first quarter ended April 3, 2016.
.

			Schedule 4
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Impact of Currency	Constant Currency Adjusted EBITDA
April 1, 2017
United States	$1,472	$—	$1,472
Canada	126	4	122
Europe	170	(19)	189
Rest of World	146	2	144
General corporate expenses	(29)	—	(29)
	$1,885	$(13)	$1,898

April 3, 2016
United States	$1,493	$—	$1,493
Canada	151	—	151
Europe(a)(b)	180	—	180
Rest of World(a)	166	7	159
General corporate expenses(b)	(39)	—	(39)
	$1,951	$7	$1,944

Year-over-year growth rates
United States	(1.4)%	0.0 pp	(1.4)%
Canada	(16.6)%	2.2 pp	(18.8)%
Europe(a)(b)	(5.6)%	(10.2) pp	4.6%
Rest of World(a)	(11.8)%	(2.7) pp	(9.1)%
General corporate expenses(b)	(25.0)%	0.2 pp	(25.2)%
Kraft Heinz	(3.4)%	(1.0) pp	(2.4)%
(a)In the fourth quarter of 2016, the Company moved the Russia business from the Rest of World segment to the Europe segment. This change resulted in the reclassification of Segment Adjusted EBITDA from the Rest of World segment to the Europe segment of $1 million for the first quarter ended April 3, 2016.
(b) In the fourth quarter of 2016, management of our GPO moved from one of our European subsidiaries to our global headquarters. This change resulted in the reclassification of Segment Adjusted EBITDA from the Europe segment to general corporate expenses of $2 million for the first quarter ended April 3, 2016.

	Schedule 5
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended
	April 1, 2017	April 3, 2016
Diluted EPS	$0.73	$0.73
Integration and restructuring expenses(a)(b)	0.08	0.14
Merger costs(a)(b)	—	0.01
Unrealized losses/(gains) on commodity hedges(a)(b)	0.02	—
Nonmonetary currency devaluation(a)(c)	0.01	—
Preferred dividend adjustment(d)	—	(0.15)
Adjusted EPS	$0.84	$0.73

(a)	Income tax expense associated with these items is based on applicable jurisdictional tax rates and deductibility assessment of individual items.

(b)	Refer to the reconciliation of net income/(loss) to Adjusted EBITDA for the related gross expenses.

(c)	Nonmonetary currency devaluation includes the following gross expenses/(income):

•	Expenses recorded in cost of products sold of were $1 million for the three months ended April 3, 2016 (there were no such expenses for the three months ended April 1, 2017) and

•	Expenses recorded in other expense/(income), net, were $8 million for the three months ended April 1, 2017 (there were no such expenses for the three months ended April 3, 2016).

(d)
For Adjusted EPS, we present the impact of the Series A Preferred Stock dividend payments on an accrual basis. Accordingly, we included an adjustment to EPS to include $180 million of Series A Preferred Stock dividends in the three months ended April 3, 2016 (to reflect the March 7, 2016 Series A Preferred Stock dividend that was paid in December 2015).

		Schedule 6
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions) (Unaudited)
	April 1, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$3,242	$4,204
Trade receivables	886	769
Sold receivables	588	129
Inventories	3,151	2,684
Other current assets	1,008	967
Total current assets	8,875	8,753
Property, plant and equipment, net	6,693	6,688
Goodwill	44,300	44,125
Intangible assets, net	59,330	59,297
Other assets	1,604	1,617
TOTAL ASSETS	$120,802	$120,480

LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$909	$645
Current portion of long-term debt	2,023	2,046
Trade payables	3,936	3,996
Accrued marketing	599	749
Accrued postemployment costs	157	157
Income taxes payable	424	255
Interest payable	346	415
Other current liabilities	989	1,238
Total current liabilities	9,383	9,501
Long-term debt	29,748	29,713
Deferred income taxes	20,910	20,848
Accrued postemployment costs	2,016	2,038
Other liabilities	801	806
TOTAL LIABILITIES	62,858	62,906

Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	58,642	58,593
Retained earnings/(deficit)	750	588
Accumulated other comprehensive income/(losses)	(1,449)	(1,628)
Treasury stock, at cost	(223)	(207)
Total shareholders' equity	57,732	57,358
Noncontrolling interest	212	216
TOTAL EQUITY	57,944	57,574
TOTAL LIABILITIES AND EQUITY	$120,802	$120,480